      As filed with the Securities and Exchange Commission on May 29, 2001
                                                Registration No. 333-32881
================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                  FORM S-8/A
                            REGISTRATION STATEMENT
                       UNDER THE SECURITIES ACT OF 1933

                       NEW YORK COMMUNITY BANCORP, INC.
            (exact name of registrant as specified in its charter)

        DELAWARE                                          06-1377322
(state or other jurisdiction of                         (IRS Employer
incorporation or organization                         Identification No.)

                              615 Merrick Avenue
                           Westbury, New York 11590
                                (516) 683-4100
                 (Address, including zip code, and telephone
  number, including area code, of registrant's principal executive offices)

                       NEW YORK COMMUNITY BANCORP, INC.
                      1997 STOCK OPTION PLAN, AS AMENDED

                          (Full Title of the Plan)
                         ---------------------------

Joseph R. Ficalora                                 Copies to:
Chairman, President and Chief Executive Officer    Eric S. Kracov, Esq.
New York Community Bancorp, Inc.                   Lawrence M.F. Spaccasi, Esq.
615 Merrick Avenue                                 Muldoon Murphy & Faucette LLP
Westbury, New York 11590                           5101 Wisconsin Avenue, N.W.
(516) 683-4100                                     Washington, DC 20016
(Name, address, including zip code, and telephone (202) 363-0840 number, including area code, of agent for service)

 If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. /X/
                                --

=========================================================================================================
Title of each Class of                             Proposed
  Securities to be          Amount to be       Purchase Price     Estimated Aggregate      Registration
     Registered             Registered(1)         Per Share         Offering Price(2)           Fee
---------------------------------------------------------------------------------------------------------
     Common Stock            2,250,000
    $.01 par Value            Shares              $32.85(2)           $73,912,500             $18,478
=========================================================================================================

(1) 2,250,000 additional shares are being registered for issuance pursuant to the New York Community
    Bancorp, Inc, 1997 Stock Option Plan, as amended ("Option Plan"). In addition, this Registration
    Statement covers an indeterminate number of shares reserved for issuance pursuant to the Option Plan as a result of any future stock split, stock dividend or similar adjustment of the outstanding Common
    Stock.
(2) Estimated solely for the purpose of calculating the amount of the registration fee. Pursuant to Rule
    457(c) under the Securities Act of 1933, as amended (the "Securities Act"), the price per share is estimated to be $32.85 based upon the average trading price of the common stock, $.01 par value per share (the "Common Stock"), of New York Community Bancorp, Inc. (the "Registrant"), as reported on the Nasdaq National Market on May 23, 2001.

THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE IMMEDIATELY UPON FILING IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, (THE "SECURITIES ACT") AND 17 C.F.R. Section 230.462.
Number of Pages ___
Exhibit Index begins on Page ___

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


                               EXPLANATORY NOTE

     The contents of the previously filed Registration Statement for New York Community Bancorp, Inc. dated August 5, 1997 and subsequently amended on July 19, 2000 (Registration No. 333-32881), is hereby incorporated by reference. This registration statement is being filed to register additional shares of New York Community Bancorp, Inc. common stock.


Item 8.  Exhibits
------

   The following exhibits are filed with or incorporated by reference into this Registration Statement on Form S-8/A (numbering corresponds generally to Exhibit Table in Item 601 of Regulation S-K):

       No.               Exhibit
       ---               -------

        4         Stock Certificate of New York Community Bancorp, Inc. (1)

        5 Opinion of Muldoon Murphy & Faucette LLP, Washington, D.C., as to the legality of the common stock registered hereby.

       10         New York Community Bancorp, Inc. 1997 Stock Option Plan (2)

       23.1       Consent of KPMG LLP.

       23.2       Consent of Muldoon Murphy & Faucette LLP (see Exhibit 5).

       24         Power of attorney (see signature pages).

----------------------------
(1) Incorporated herein by reference from the Exhibit of the same number contained in the Registration Statement on Form S-1 (SEC No. 33-66852), as amended, filed with the SEC on July 30, 1993 and declared effective on October 1, 1993.

(2) Incorporated herein by reference from Exhibit A to the Proxy Statement on form DEF 14A (SEC File No. 000-22278) filed with the SEC on March 20, 1997.

                                  SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, New York Community Bancorp, Inc. hereby certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8/A and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Westbury, State of New York, on May 29, 2001.

                                    NEW YORK COMMUNITY BANCORP, INC.



                                    By: /s/ Joseph R. Ficalora
                                        ---------------------------------------
                                        Joseph R. Ficalora
                                        Chairman, President and Chief Executive
                                        Officer


      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

      KNOW ALL MEN BY THESE PRESENT, that each person whose signature appears below (other than Mr. Ficalora) constitutes and appoints Joseph R. Ficalora, and Mr. Ficalora constitutes and appoints Michael J. Lincks, as the true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any or all amendments to the Form S-8 Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, respectively, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and things requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Name                    Title                                   Date
    ----                    -----                                   ----

/s/ Joseph R. Ficalora    Chairman, President and                   May 29, 2001
-----------------------   Chief Executive Officer
Joseph R. Ficalora        (principal executive officer)

/s/ Michael J. Lincks     Executive Vice President and              May 29, 2001
-----------------------   Corporate Secretary
Michael J. Lincks


/s/ Robert Wann           Executive Vice President, Comptroller     May 29, 2001
-----------------------   and Chief Financial Officer
Robert Wann               (principal accounting and financial
                          officer)


/s/ John A. Pileski       Director                                  May 29, 2001
-----------------------
John A. Pileski

/s/ Donald M. Blake       Director                                  May 29, 2001
-----------------------
Donald M. Blake


/s/ Max L. Kupferberg     Director                                  May 29, 2001
-----------------------
Max L. Kupferberg


/s/ Henry E. Froebel      Director                                  May 29, 2001
-----------------------
Henry E. Froebel


/s/ Howard C. Miller      Director                                  May 29, 2001
-----------------------
Howard C. Miller


/s/ Dominick Ciampa       Director                                  May 29, 2001
-----------------------
Dominick Ciampa


/s/ Richard H. O'Neill    Director                                  May 29, 2001
-----------------------
Richard H. O'Neill


/s/ Michael J. Levine     Director                                  May 29, 2001
-----------------------
Michael J. Levine


/s/ Robert M. Sprotte      Director                                 May 29, 2001
-----------------------
Robert M. Sprotte


/s/ Thomas J. Hartman      Director                                 May 29, 2001
-----------------------
Msgr. Thomas J. Hartman